UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 762-3240

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As reported below in Item 5.07, the stockholders of Biota Pharmaceuticals, Inc. (the “Company”) approved the Company's amendment to the 2007 Omnibus Equity and Incentive Plan ( “Equity and Incentive Plan”), pursuant to which the Company may grant incentive and nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, and performance shares to its employees, directors and consultants, subject to the terms of the Equity and Incentive Plan. The Company's Board of Directors approved the Equity and Incentive Plan on September 19, 2013, subject to approval by the Company's stockholders. A summary of the Equity and Incentive Plan was included in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 1, 2013 (the “Proxy Statement”), which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 12, 2013, the Company held its Annual Meeting of Stockholders. Of the 28,352,326 shares of the Company's common stock outstanding as of the record date, 16,255,537 shares were represented at the annual meeting.

The stockholders considered five proposals at the meeting, each of which is described in more detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Election of seven directors to hold office until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Names	Votes For	Votes Withheld	Broker Non-Votes
Russell H. Plumb	10,697,912	342,967	5,214,658
James Fox, Ph.D.	10,614,985	425,894	5,214,658
Geoffrey F. Cox, Ph.D.	10,766,352	274,527	5,214,658
Michael R. Dougherty	10,777,149	263,730	5,214,658
Richard Hill	10,777,613	263,266	5,214,658
John P. Richard	10,813,904	226,975	5,214,658
Anne M. VanLent	10,786,650	254,229	5,214,658

Each of the foregoing candidates were elected and each received affirmative votes from more than a majority of the outstanding shares.

Proposal 2: The vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2014 was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
16,022,073	151,101	82,363	—

The foregoing proposal was approved.

Proposal 3: The vote to approve an amendment to the Company's Restated Certificate of Incorporation, as amended, to decrease the number of authorized shares of the Company’s common stock from 200,000,000 shares to 70,000,000 shares was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
10,779,667	240,014	21,197	5,214,658

The foregoing proposal was not approved by a majority of the shares of the Company’s common stock issued and outstanding and entitled to vote required to approve the amendment.

Proposal 4: The vote to approve the Company's amendment to the 2007 Omnibus Equity and Incentive Plan was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,627,035	1,380,227	33,617	5,214,658

The foregoing proposal was approved.

Proposal 5: The non-binding advisory vote on the compensation of the Company's executive officers was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
9,787,959	797,819	455,100	5,214,658

The foregoing proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.
Date: November 14, 2013	/s/ Russell H Plumb
	Name:	Russell H Plumb
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)